Exhibit 99.1

Franklin Financial Network Reports 2018 Fourth Quarter and Year-End Results

Accelerated Balance Sheet Rotation, Preparing Additional Balance Sheet Optimization and Paving Pathway for Next Phase of Company's Evolution

FRANKLIN, Tenn., Jan. 23, 2019 /PRNewswire/ -- Franklin Financial Network, Inc. (the "Company") (NYSE: FSB), parent company of Franklin Synergy Bank, reported net income of $3.7 million, or $0.25 per diluted common share for the fourth quarter of 2018, compared to $0.17 per diluted common share for the fourth quarter of 2017. When adjusted for one-time, non-core items, core net income was $9.2 million, or $0.61 per diluted common share, which represents an 8.9% increase in core diluted earnings per common share from the fourth quarter of 2017.

For the year-ended December 31, 2018, the Company reported net income of $34.5 million, or $2.34 per diluted common share. When adjusted for non-core, one-time items, core net income was $39.9 million, or $2.71 per diluted common share, an 11.5% year-over-year increase in core diluted earnings per common share. Book value at year-end was $25.64, a year-over-year increase of 11.4%. Tangible book value was $24.32 at year-end and has increased at an annualized rate of 16.5% since 2013.

Chairman, President, and Chief Executive Officer, Richard Herrington stated, "I am very proud of what our team accomplished during the fourth quarter and throughout 2018, which has been a challenging environment for our Company and industry. We maintained our asset quality discipline and continued our historical growth trend of consistent double digit annual loan and deposit growth. Our balance sheet rotation and optimization are underway, which created some noise in the quarter, but we expect to be positioned very well for both near-term and long-term profitable growth."

Key Highlights and Recent Developments

  Accelerated planned balance sheet rotation, reducing bond portfolio by $246 million and reâ€‘directing those funds into higher yielding assets improving asset mix, and additional reciprocation of $195 million of local government deposits
  Preparing additional phase of balance sheet optimization to reduce reliance on non-core funding sources and continued asset mix improvement
  Closed on acquisition of Civic Bank & Trust in April 2018
  Opened 15th branch, located in Franklin, Tennessee in December 2018
  Strength of internal capital generation enabled the authorization of a $30 million share repurchase program
  Initiated quarterly dividend payment of $0.04 per share, payable to shareholders of record as of February 15, 2019
  Management changes, including welcoming Chris Black as new Chief Financial Officer

Performance Summary

	Reported GAAP Results				Non-GAAP "Core" Results(1)
($000s, except share data)	4Q 2018	4Q 2017	FY 2018	FY 2017	4Q 2018	4Q 2017	FY 2018	FY 2017
Net Interest Income	$26,921	$24,608	$105,503	$97,046	$26,921	$24,608	$105,503	$97,046
Net Interest Margin (FTE)	2.69%	2.92%	2.71%	3.06%	2.69%	2.92%	2.71%	3.06%
Provision for Loan Losses	$975	$1,295	$2,254	$4,313	$975	$1,295	$2,254	$4,313
Net Charge-offs / Average Loans	0.00%	0.00%	0.00%	(0.02%)	0.00%	0.00%	0.00%	(0.02%)
Non-interest Income	($384)	$3,264	$10,662	$14,721	$3,776	$3,264	$14,822	$14,721
Noninterest Expense	$21,689	$15,987	$73,478	$60,824	$18,538	$15,987	$70,327	$60,824
Efficiency Ratio	81.7%	57.4%	63.3%	54.4%	60.4%	57.4%	58.4%	54.4%
Pre-tax Income	$3,873	$10,590	$40,433	$46,630	$11,184	$10,590	$47,744	$46,630
Net Income	$3,743	$2,394	$34,505	$28,083	$9,178	$7,708	$39,941	$33,406
Diluted EPS	$0.25	$0.17	$2.34	$2.04	$0.61	$0.56	$2.71	$2.43

Return on Average Assets	0.36%	0.26%	0.84%	0.82%	0.87%	0.84%	0.97%	0.97%
Return on Average Tangible Common Equity	4.3%	3.2%	10.6%	10.0%	10.7%	10.4%	12.3%	11.9%

(1) Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 4Q'18 compensation related one-time expenses and securities losses.  2017 metrics adjusted for the DTA write-down that was recorded in December 2017 related to change in income tax regulations that resulted from the Tax Cuts and Jobs Act that was passed in late December 2017.   See "Use of non-GAAP financial measures" hereto for a discussion and reconciliation of non-GAAP financial measures

Asset Quality Remains Consistent
The Company's asset quality remains strong and stable. As of December 31, 2018, the Company reported total non-performing assets of $5.7 million, which equates to 0.13% of total assets. The Company disposed of its only bank-owned real estate property during the fourth quarter of 2018, recognizing a small gain on sale, ending the year with no bank-owned other real estate.

The allowance for loan losses was $23.5 million as of December 31, 2018, a $1.0 million increase from the prior quarter, which equates to 0.88% of total loans not held for sale, remaining level with the third quarter of 2018, reflecting continued strong credit quality and benign local market conditions.

Capital Positions Company for Future Growth and Expansion
Continued strong earnings increased the Company's tangible common equity to $353.6 million, a $16.8 million increase from the third quarter of 2018. This equates to $24.32 tangible book value per share, which has increased from $11.31 since the fourth quarter of 2013, representing a 16.5% annual growth rate. Tangible common equity to tangible assets was 8.4% at the end of the fourth quarter of 2018 compared to 8.1% at the end of the third quarter of 2018 and 7.7% at the end of the fourth quarter of 2017.

Herrington commented, "Our continued robust internal capital generation demonstrates the consistent, powerful ability of our team members to enhance shareholder value, despite the difficult interest rate environment. Our strong capital position, combined with our steady earnings power, enables us to return a portion of capital to shareholders through an initial quarterly dividend of $0.04 per share. Furthermore, we are pleased to have additional flexibility to manage our capital position with the share repurchase authorization, which provides an additional tool to opportunistically return capital to our shareholders while seeking to maximize earnings per share and minimizing tangible book value dilution."

Accelerated Balance Sheet Rotation – Changing Asset Mix and Positioning for Future Margin Expansion
Net interest margin for the fourth quarter of 2018 was 2.69%, a one basis point decline from the third quarter of 2018. The primary cause of the sequential quarter decline was a 19 basis point increase in funding cost against a 16 basis point increase in the yield on earning assets.

Legislative relief and regulatory changes implemented in mid-2018 allow for the reciprocation of local government deposits, eliminating the requirement for the Company to pledge securities as collateral on such deposits. Therefore, the Company accelerated the previously planned balance sheet rotation that will ultimately re-deploy $300 million from the securities portfolio into higher-yielding assets. The Company reduced the bond portfolio by $246 million through sales and principal payments from the mortgage backed securities (MBS) portfolio, recognizing a one-time pre-tax loss of $4.2 million. The realized loss generated by the securities sales had an immaterial impact on the Company's capital since previous, unrealized securities losses had been accounted for through accumulated other comprehensive income (AOCI).

Executive Vice President and Chief Financial Officer, Chris Black commented, "The balance sheet rotation is a critical component of our overall strategic initiative to optimize asset mix, reduce reliance on non-core funding and ultimately drive margin expansion over coming quarters. Thanks to the substantial decline in longer-term bond yields during the quarter, we reduced our bond portfolio by $246 million via sales and principal pay downs for re-deployment into higher-yielding assets, with minimal impact to capital."

Black continued, "We transitioned nearly 25% of our planned $300 million of assets targeted for rotation during the quarter and expect to fully deploy all funds, including an additional $54 million of MBS principal payments, by the end of 2019. Another strategic objective of the rotation is to continue to improve our asset mix. As of the end of 2018, loans increased to 63.1% of total assets from 61.2% in September and 58.7% in December 2017."

Continued Sustainable Loan and Deposit Growth
Loans not held for sale increased $115.3 million from the third quarter of 2018, a 17.9% annualized rate, and by $408.8 million from the fourth quarter of 2017, an 18.1% year-over-year growth rate. The Commercial and Industrial loan portfolio, which grew by $69.4 million from the third quarter of 2018 and by $91.9 million or 18.0% year-over-year, was a significant contributor to overall loan growth.

Total deposits increased by $60.3 million, or 7.1% annualized, from the third quarter of 2018, and $264.6 million or 8.4% year-over-year from the fourth quarter of 2017, reflecting a leveraging of the local government deposit base relative to loans. Interest bearing deposits increased $90.8 million from the third quarter of 2018, an 11.8% annualized rate, and by $246.2 million from the fourth quarter of 2017, an 8.5% year-over-year growth rate. Brokered deposits decreased $89.3 million from the third quarter of 2018, a decline of 40.0% annualized, while reciprocal deposits increased to $312.7 million at the end of the fourth quarter of 2018, an annualized growth rate of 166.4% from the third quarter of 2018.

Black stated, "Our ability to accelerate our balance sheet rotation strategy can be directly attributed to our success in redirecting some of our local government customers into reciprocal account relationships, which is a significant opportunity for our Company. Not only are we able to remix certain assets that were previously needed to collateralize public funds deposits, but we are also able to enter into another phase of overall balance sheet optimization to reduce our reliance on certain non-core funding sources. We expect both of these actions to have a positive impact on our profitability metrics when fully phased-in by the end of 2019."

Reliable, Sustainable Sources of Core Non-Interest Income
Non-interest income was negative for the fourth quarter of 2018 due to the pre-tax $4.2 million loss on the sale of securities as part of the acceleration of the Company's balance sheet rotation initiative. Non-interest income, excluding the one-time securities loss, was $3.8 million, a $0.3 million increase from the third quarter of 2018. The quarter-over-quarter increase in core non-interest income can be attributed to the sales and servicing of mortgage loans as lower interest rates drove higher production during the fourth quarter.

Continued Focus on Managing Growth of Non-Interest Expense
Non-interest expense was $21.7 million during the fourth quarter of 2018, which included a non-recurring charge of $3.2 million for certain post-employment and retirement personnel benefits. When adjusted for this one-time expense item, core non-interest expense was $18.5 million for the fourth quarter of 2018, an increase of $0.3 million, or 6.2% annualized over the third quarter of 2018, and a $2.5 million, or a 16.0% increase over the fourth quarter of 2017. Compensation expense was $13.7 million for the fourth quarter of 2018, including the non-recurring $3.2 million charge. When adjusted for this non-core, one-time item, core compensation expense for the fourth quarter of 2018 was $10.5 million, a decrease of $0.3 million or 2.5% from third quarter 2018 and increase of $1.4 million or 15.5% over the fourth quarter 2017.

Summary
Herrington concluded, "The Company is committed to our pillars of soundness, growth, and profitability. Our quarterly results reflect some of the positive changes that we have made to better position our Company for the future. The successful acceleration and execution of the first stage of our balance sheet actions and our success moving local government deposits into reciprocal relationships have positioned our Company for a strong 2019. We remain focused on serving the needs of our customers and communities and continuing to build shareholder value."

WEBCAST AND CONFERENCE CALL INFORMATION

The live broadcast of the Company's earnings webcast and conference call will begin at 8:00 a.m. CT on Thursday, January 24, 2019, and the presentation and conference call will be broadcast live over the Internet at http://www.snl.com/IRW/CorporateProfile/4185772. This Earnings Release and the Earnings Presentation will be available for twelve months, and are also included on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (SEC) on January 23, 2019. To access the call for audio only, please call 1-844-378-6480 which will be available for 90 days.

ABOUT THE COMPANY

Franklin Financial Network, Inc. (NYSE: FSB) is a financial holding company headquartered in Franklin, Tennessee. The Company's wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $4.2 billion at December 31, 2018, the Bank currently operates through 15 branches and one loan production office in the growing Williamson, Rutherford and Davidson Counties, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, the FTSE Russell 2000 Index and the S&P SmallCap 600 Index, is available at www.FranklinSynergyBank.com.

Investor Relations Contact:
Chris Black
EVP, Chief Financial Officer
(615) 721-6096
chris.black@franklinsynergy.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain statements contained in this Earnings Release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This media release contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company's assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, short and long-term performance goals, prospects, results of operations, strategic initiatives and the timing, benefits, costs and synergies of future objectives, acquisition, disposition and other growth opportunities. These statements, which are based upon certain assumptions and estimates and describe the Company's future plans, results, strategies and expectations, can generally be identified by the use of the words and phrases "may," "will," "should," "could," "would," "goal," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target," "aim," "predict," "continue," "seek," "projection" and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates and projections will be achieved. Accordingly, the Company cautions investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and that are beyond the Company's control. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this Earnings Release, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this Earnings Release including, without limitation, the risks and other factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018 under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors." Many of these factors are beyond the Company's ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this Earnings Release, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES

Some of the financial data included in this earnings release and our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:

  "Common equity" is defined as total shareholders' equity at end of period less the liquidation preference value of the preferred stock;
  "Tangible common equity" is common equity less goodwill and other intangible assets;
  "Total tangible assets" is defined as total assets less goodwill and other intangible assets;
  "Other intangible assets" is defined as the sum of core deposit intangible and SBA servicing rights;
  "Tangible book value per share" is defined as tangible common equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;
  "Tangible common equity ratio" is defined as the ratio of tangible common equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;
  "Return on Average Tangible Common Equity" is defined as annualized net income available to common shareholders divided by average tangible common equity;
  "Efficiency ratio" is defined as noninterest expenses divided by our operating revenue, which is equal to net interest income plus noninterest income;
  "Core Efficiency Ratio" is defined as noninterest expense divided by our operating revenue, which is equal to net interest income plus noninterest income with all adjusted to certain one-time expenses (see appendix for non-GAAP reconciliations);
  "Net Interest Margin" is defined as annualized net interest income divided by average interest-earning assets for the period;
  "Core Diluted Earnings Per Share" is defined as reported earnings per share adjusted for certain one-time expenses (see appendix for non-GAAP reconciliations);
  "Core non-Interest Income" is defined as non-interest income adjusted for certain one-time items (see appendix for non-GAAP reconciliations);
  Core non-Interest Expense" is defined as non-interest expense adjusted for certain one-time items (see appendix for non-GAAP reconciliations);
  "Core Compensation Expense" is defined as compensation expense adjusted for certain one-time items (see appendix for non-GAAP reconciliations);
  "Net Income" is equal to "Net Income Available to Common Shareholders"; and
  "Core Net Income" is defined as "Net Income Available to Common Shareholders" adjusted for certain one-time items (see appendix for non-GAAP reconciliations).

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use.

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)

	2018					2017
	Fourth Quarter	Third Quarter	Second Quarter		First Quarter	Fourth Quarter
Statement of Income Data
Total interest income	$46,046	$43,717		$42,136	$38,047	$35,121
Total interest expense	19,125	17,155		15,231	12,931	10,513
Net interest income	26,921	26,562		26,905	25,116	24,608
Provision for loan losses	975	136		570	573	1,295
Total noninterest income	(384)	3,442		4,147	3,456	3,264
Total noninterest expense	21,689	18,251		18,050	15,488	15,987
Net income before income taxes	3,873	11,617		12,432	12,511	10,590
Income tax expense	122	1,068		2,263	2,459	8,188
Net income available to common shareholders (a)	$3,743	$10,549		$10,161	$10,052	$2,394
Net interest income (tax—equivalent basis)	$27,516	$27,263		$27,616	$25,805	$26,011
Core net income* (a)	$9,178	$10,549		$10,161	$10,052	$7,708
Per Common Share
Diluted net income	$0.25	$0.70		$0.68	$0.73	$0.17
Core net income - diluted*	0.61	0.70		0.68	0.73	0.56
Book value	25.64	24.51		24.04	22.99	23.01
Tangible book value*	24.32	23.18		22.69	22.23	22.24
Weighted average number of shares-diluted	14,821,540	14,903,751		14,814,059	13,672,384	13,780,321
Period-end number of shares	14,538,085	14,525,351		14,480,240	13,258,142	13,237,128
Selected Balance Sheet Data
Cash and due from banks	$280,212	$144,660		$176,870	$246,164	$251,543
Loans held for investment	2,665,399	2,550,121		2,472,093	2,310,018	2,256,608
Allowance for loan losses	(23,451)	(22,479)		(22,341)	(21,738)	(21,247)
Loans held for sale	11,103	14,563		16,769	12,871	12,024
Available-for-sale securities, fair value	1,030,668	1,115,187		1,148,679	1,186,420	999,881
Other real estate owned, net	-	1,853		1,853	1,503	1,503
Total assets	4,246,389	4,167,813		4,165,238	4,083,663	3,843,526
Retail deposits	1,450,370	1,443,704		1,478,557	1,432,999	1,326,909
Local Government deposits	782,890	833,051		890,498	992,107	1,002,584
Brokered deposits	797,795	887,113		817,410	855,256	779,886
Reciprocal and other deposits	400,752	207,682		211,560	74,791	57,849
Total deposits	3,431,807	3,371,550		3,398,025	3,355,153	3,167,228
Borrowings	427,193	430,149		410,104	375,559	330,515
Total shareholders' equity	372,740	356,074		348,059	304,762	304,550
Total equity	372,833	356,177		348,162	304,865	304,653
Selected Ratios
Return on average:
Assets	0.36%	1.01%		0.98%	1.03%	0.26%
Shareholders' equity	4.1%	11.9%		12.0%	13.6%	3.1%
Tangible common equity*	4.3%	12.6%		12.7%	14.1%	3.2%
Average shareholders' equity to average assets	8.6%	8.5%		8.2%	7.5%	8.4%
Net interest margin (NIM) (tax-equivalent basis)	2.69%	2.70%		2.74%	2.71%	2.92%
Efficiency ratio (GAAP)	81.7%	60.8%		58.1%	54.2%	57.4%
Core efficiency ratio (tax-equivalent basis)*	60.4%	60.8%		58.1%	54.2%	57.4%
Loans held for investment to deposit ratio	77.7%	75.6%		72.8%	68.8%	71.2%
Total loans to deposit ratio	78.0%	76.1%		73.2%	69.2%	71.6%
Yield on interest-earning assets	4.56%	4.40%		4.25%	4.06%	4.11%
Cost of interest-bearing liabilities	2.16%	1.97%		1.74%	1.56%	1.37%
Cost of total deposits	1.88%	1.68%		1.49%	1.32%	1.13%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans held for investment	0.88%	0.88%		0.90%	0.94%	0.94%
Net (charge-off's) recoveries as a percentage of average loans held for investment	0.00%	0.00%		0.00%	0.01%	0.00%
Nonperforming loans held for investment as a percentage of total loans held for investments	0.21%	0.16%		0.14%	0.15%	0.13%
Nonperforming assets as a percentage of total assets	0.13%	0.14%	.	0.13%	0.12%	0.12%
Preliminary capital ratios (Consolidated)
Shareholders' equity to assets	8.8%	8.5%		8.4%	7.5%	7.9%
Tangible common equity to tangible assets*	8.4%	8.1%		7.9%	7.2%	7.7%
Tier 1 capital (to average assets)	8.8%	8.7%		8.3%	7.8%	8.3%
Tier 1 capital (to risk-weighted assets)	12.2%	12.2%		12.1%	11.5%	11.4%
Total capital (to risk-weighted assets)	14.9%	15.0%		15.0%	14.4%	14.4%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	12.2%	12.2%		12.1%	11.5%	11.4%

*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of Non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these Non-GAAP measures. Investors are encouraged to refer to discussion of non-GAAP measures included in the corresponding earnings release.

(a) - Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second and fourth quarters of 2018 and the fourth quarter of 2017.

Consolidated Statements of Income
(Unaudited)
(In Thousands, Except Share Data and %)

						Q4 2018	Q4 2018
						vs.	vs.
	2018				2017	Q3 2018	Q4 2017
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Percent	Percent
						variance	variance
Interest income:
Loans, including fees	$36,314	$34,435	$32,312	$28,793	$27,275	5.5%	33.1%
Securities
Taxable	7,058	6,460	6,905	6,111	4,951	9.3%	42.6%
Tax-exempt	1,615	1,926	1,929	1,915	2,144	-16.1%	-24.7%
Dividends on restricted equity securities	334	313	329	274	265	6.7%	26.0%
Federal funds sold and other	725	583	661	954	486	24.4%	49.2%
Total interest income	46,046	43,717	42,136	38,047	35,121	5.3%	31.1%
Interest expense:
Deposits	15,941	14,137	12,604	10,643	8,346	12.8%	91.0%
Federal funds purchased and repurchase agreements	123	69	131	96	98	78.3%	25.5%
Federal home loan bank advances	1,979	1,867	1,414	1,110	987	6.0%	100.5%
Subordinated notes and other borrowings	1,082	1,082	1,082	1,082	1,082	0.0%	0.0%
Total interest expense	19,125	17,155	15,231	12,931	10,513	11.5%	81.9%
Net interest income	26,921	26,562	26,905	25,116	24,608	1.4%	9.4%
Provision for loan losses	975	136	570	573	1,295	616.9%	-24.7%
Net interest income after provision	25,946	26,426	26,335	24,543	23,313	-1.8%	11.3%
Noninterest income:
Service charges on deposit accounts	66	58	51	42	40	13.8%	65.0%
Other service charges and fees	830	747	823	751	744	11.1%	11.6%
Net gain on sale of loans	1,527	1,379	1,941	1,439	861	10.7%	77.4%
Wealth management	741	705	789	704	693	5.1%	6.9%
Loan servicing fees, net	108	111	103	119	106	-2.7%	1.9%
Gain (loss) on sales and calls of securities	(4,160)	(1)	1	0	426	NM	NM
Net gain (loss) on foreclosed assets	107	3	3	3	3	NM	NM
Other income	397	440	436	398	391	-9.8%	-201.5%
Total noninterest income	(384)	3,442	4,147	3,456	3,264	-111.2%	-111.8%
Total revenue	45,662	47,159	46,283	41,503	38,385	-3.2%	19.0%
Noninterest expenses:
Salaries and employee benefits	13,657	10,723	10,268	9,188	9,096	27.4%	50.1%
Occupancy and equipment expense	3,216	2,933	2,885	2,594	2,530	9.6%	27.1%
FDIC assessment expense	990	1,020	778	660	1,005	-2.9%	-1.5%
Marketing expense	236	306	269	280	221	-22.9%	6.8%
Professional fees	1,107	1,023	1362	869	837	8.2%	32.3%
Other expense	2,483	2,246	2,488	1,897	2,298	10.6%	8.1%
Total noninterest expense	21,689	18,251	18,050	15,488	15,987	18.8%	35.7%
Net income before income taxes	3,873	11,617	12,432	12,511	10,590	-66.7%	-63.4%
Income tax expense	122	1,068	2,263	2,459	8,188	-88.6%	-98.5%
Net income	$3,751	$10,549	$10,169	$10,052	$2,402	-64.4%	56.2%
Net income available to common shareholders(a)	$3,743	$10,549	$10,161	$10,052	$2,394	-64.5%	56.3%
Weighted average common shares outstanding:
Basic	$14,354,399	14,324,300	14,216,112	13,155,718	13,145,005
Fully diluted	14,821,540	14,903,751	14,814,059	13,672,384	13,780,321
Earnings per share
Basic	$0.26	$0.73	$0.71	$0.76	$0.18
Fully diluted	0.25	$0.70	$0.68	$0.73	$0.17

(a) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred sharholders in the second and fourth quarters of 2018 and the fourth quarter 2017.

Consolidated Statements of Income
(Unaudited)
(In Thousands, Except Share Data and %)

	For the year ended
	December 31,
	2018	2017	Percent
			variance
Interest income:
Loans, including fees	$131,854	$100,470	31.2%
Securities
Taxable	26,533	21,309	24.5%
Tax-exempt	7,384	8,593	-14.1%
Dividends on restricted equity securities	1,250	928	34.7%
Federal funds sold and other	2,924	1,153	153.5%
Total interest income	169,945	132,453	28.3%
Interest expense:
Deposits	53,326	27,464	94.2%
Federal funds purchased and repurchase agreements	419	407	2.9%
Federal home loan bank advances	6,369	3,215	98.1%
Subordinated notes and other borrowings	4,328	4,321	0.2%
Total interest expense	64,442	35,407	82.0%
Net interest income	105,503	97,046	8.7%
Provision for loan losses	2,254	4,313	-47.7%
Net interest income after provision for loan losses	103,249	92,733	11.3%
Noninterest income:
Service charges on deposit accounts	217	154	40.9%
Other service charges and fees	3,151	3,041	3.6%
Net gain on sale of loans	6,286	6,779	-7.3%
Wealth management	2,939	2,577	14.0%
Loan servicing fees, net	441	336	31.3%
Gain on sales and calls of securities	(4,160)	896	NM
Net gain (loss) on foreclosed assets	116	(7)	NM
Other income	1,672	945	76.9%
Total noninterest income	10,662	14,721	-27.6%
Total revenue	180,607	147,174	22.7%
Noninterest expenses:
Salaries and employee benefits	43,837	35,268	24.3%
Occupancy and equipment expense	11,628	9,219	26.1%
FDIC assessment expense	3,448	3,680	-6.3%
Marketing expense	1,092	965	13.2%
Professional fees	4,362	3,395	28.5%
Other expense	9,111	8,297	9.8%
Total noninterest expense	73,478	60,824	20.8%
Net income before income taxes	40,433	46,630	-13.3%
Income tax expense	5,912	18,531	-68.1%
Net income	34,521	28,099	22.9%
Earnings attributable to noncontrolling interest	(16)	(16)	0.0%
Net income available to common shareholders	$34,505	$28,083	22.9%

Weighted average common shares outstanding:
Basic	14,016,656	13,042,355
Fully diluted	14,556,958	13,677,671
Earnings per share
Basic	$2.44	$2.14	14.0%
Fully diluted	2.34	2.04	14.7%

Consolidated Balance Sheets
(Unaudited)
(In Thousands, %)

						Annualized
						Q4 2018	Q4 2018
						vs.	vs.
	2018				2017	Q3 2018	Q4 2017
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Percent	Percent
						variance	variance
ASSETS
Cash and due from banks	$280,212	$144,660	$176,870	$246,164	$251,543	371.8%	11.4%
Certificates of deposit at other financial institutions	3,594	3,104	3,354	2,855	2,855	62.6%	25.9%
Fed funds sold	-	-	8,314	-	-	0.0%	0.0%
Securities available for sale	1,030,668	1,115,187	1,148,679	1,186,420	999,881	-30.1%	3.8%
Securities held to maturity	121,617	204,587	209,239	213,381	214,856	-160.9%	-43.2%
Loans held for sale, at fair value	11,103	14,563	16,769	12,871	12,024	-94.3%	-7.7%
Loans	2,665,399	2,550,121	2,472,093	2,310,018	2,256,608	17.9%	18.1%
Allowance for loan losses	(23,451)	(22,479)	(22,341)	(21,738)	(21,247)	17.2%	10.4%
Net Loans	2,641,948	2,527,642	2,449,752	2,288,280	2,235,361	17.9%	18.2%

Restricted equity securities, at cost	21,831	21,793	20,533	19,606	18,492	0.7%	18.1%
Premises and equipment, net	12,371	11,852	11,578	10,941	11,281	17.4%	9.7%
Accrued interest receivable	13,337	14,391	13,490	12,937	11,947	-29.1%	11.6%
Bank owned life insurance	55,239	54,859	54,466	49,450	49,085	2.7%	12.5%
Deferred tax asset, net	13,189	17,366	15,090	13,807	10,007	95.4%	31.8%
Foreclosed assets	-	1,853	1,853	1,503	1,503	-396.7%	-100.0%
Servicing rights, net	3,403	3,465	3,536	3,602	3,620	-7.1%	-6.0%
Goodwill	18,176	18,176	18,176	9,124	9,124	0.0%	99.2%
Core deposit intangible asset	952	1,109	1,279	903	1,007	-56.2%	-5.5%
Other assets	18,749	13,206	12,260	11,819	10,940	166.5%	71.4%
Total assets	$4,246,389	$4,167,813	$4,165,238	$4,083,663	$3,843,526	7.5%	10.5%
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits
Noninterest-bearing	$290,580	$321,108	$308,698	$298,503	$272,172	-37.7%	6.8%
Interest-bearing	3,141,227	3,050,442	3,089,327	3,056,650	2,895,056	11.8%	8.5%
Total deposits	3,431,807	3,371,550	3,398,025	3,355,153	3,167,228	7.1%	8.4%
Federal home loan bank advances	368,500	371,500	351,500	317,000	272,000	-3.2%	35.5%
Federal Funds purchased and repurchase agreements	-	-	345	36,071	31,004	0.0%	-100.0%
Subordinated notes, net	58,693	58,649	58,604	58,559	58,515	0.3%	0.3%
Accrued interest payable	4,700	4,726	3,927	2,775	2,769	-2.2%	69.7%
Other liabilities	9,856	5,211	4,675	9,240	7,357	353.6%	34.0%
Total liabilities	3,873,556	3,811,636	3,817,076	3,778,798	3,538,873	6.4%	9.5%
Shareholders' equity:
Common stock, $0 par value	264,905	261,623	259,517	223,594	222,665	5.0%	19.0%
Retained earnings	123,176	119,433	108,884	98,723	88,671	12.4%	38.9%
Accumulated other comprehensive (loss), net	(15,341)	(24,982)	(20,342)	(17,555)	(6,786)	-153.1%	126.1%
Total shareholders' equity	372,740	356,074	348,059	304,762	304,550	18.6%	22.4%
Noncontrolling interest in consolidated subsidiary	93	103	103	103	103	-38.5%	-9.7%
Total equity	372,833	356,177	348,162	304,865	304,653	18.6%	22.4%
Total liabilities and shareholders' equity	$4,246,389	$4,167,813	$4,165,238	$4,083,663	$3,843,526	7.5%	10.5%

Average Balance, Average Yield Earned and Average Rate Paid (7)
For the Periods Ended
(Unaudited)
(In Thousands, Except %)

	Three Months Ended			Three Months Ended
	December 31, 2018			September 30, 2018
	Average	Interest	Average	Average	Interest	Average
	balances	income/	yield/	balances	income/	yield/
		expense	rate		expense	rate
Interest-earning assets:
Loans(1)(6)	$2,626,778	$36,338	5.49%	$2,528,604	$34,457	5.41%
Securities:
Securities available for sale (6)	1,115,519	7,854	2.79%	1,133,536	7,141	2.50%
Securities held to maturity (6)	159,914	1,390	3.45%	207,419	1,924	3.68%
Restricted equity securities	21,811	334	6.08%	21,067	313	5.89%
Total Securities	1,297,244	9,578	2.93%	1,362,022	9,378	2.73%
Certificates of deposit at other financial institutions	3,123	16	2.03%	3,113	16	2.04%
Fed funds sold and other (2)	127,476	709	2.21%	107,872	567	2.09%
Total interest earning assets	4,054,621	46,641	4.56%	4,001,611	44,418	4.40%
Noninterest Earning Assets:
Provision for loan losses	(22,667)			(22,588)
Other assets	151,749			153,478
Total noninterest earning assets	129,082			130,890
Total assets	$4,183,703			$4,132,501
Interest-bearing liabilities:
Interest bearing deposits:
Interest Checking	$751,873	$3,564	1.88%	$790,733	$3,406	1.71%
Money market	822,850	4,499	2.17%	736,157	3,489	1.88%
Savings deposits	44,336	32	0.29%	46,589	34	0.29%
Time deposits	1,442,783	7,846	2.16%	1,466,903	7,208	1.95%
Total interest bearing deposits	3,061,842	15,941	2.07%	3,040,382	14,137	1.84%
Other interest-bearing liabilities:
FHLB advances	365,696	1,979	2.15%	351,228	1,867	2.11%
Federal funds purchased and other (3)	19,626	123	2.49%	12,805	69	2.14%
Subordinated notes and other borrowings	58,664	1,082	7.32%	58,622	1,082	7.32%
Total other interest-bearing liabilities	443,986	3,184	2.85%	422,655	3,018	2.83%
Total Interest-bearing liabilities	$3,505,828	$19,125	2.16%	$3,463,037	$17,155	1.97%
Noninterest bearing liabilities:
Demand deposits	303,192			305,432
Other liabilities	13,974			12,739
Total noninterest-bearing liabilities	317,166			318,171
Total liabilities	3,822,994			3,781,208
Shareholders' equity	360,709			351,293
Total liabilities and shareholders' equity	$4,183,703			$4,132,501
Net interest income		$27,516			$27,263
Interest rate spread (4)			2.40%			2.43%
Net interest margin (5)			2.69%			2.70%
Cost of total deposits			1.88%			1.68%
Average interest-earning assets to average interest-bearing liabilities			115.65%			115.55%
Tax equivalent adjustment		$595			$701
Loan yield components:
Contractual interest rate on loans held for investment (1)		$34,428	5.20%		$32,292	5.06%
Origination and other loan fee income		1,647	0.25%		1,434	0.24%
Accretion on purchased loans		219	0.03%		510	0.08%
Nonaccrual interest collections		44	0.01%		221	0.03%
Total loan yield		$36,338	5.49%		$34,457	5.41%

(1) Loan balances include both loans held in the Bank's portfolio and mortgage loans held for sale and are net of deferred origination fees and costs.  Non-accrual loans are included in total loan balances.

(2) Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Reserve Bank and the Federal Home loan Bank.
(3) Includes repurchase agreements.
(4) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5) Represents net interest income (annualized) divided by total average earning assets.
(6) Interest income and rates include the effects of a tax equivalent adjustments to adjust tax-exempt interest income on tax exempt loans and investment securities to a fully taxable basis.
(7) Averages balances are average daily balances.

Average Balance, Average Yield Earned and Average Rate Paid (7)
For the Quarters Ended
(Unaudited)
(In Thousands, Except %)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2018			March 31, 2018			December 31, 2017
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	balances	income/	yield/	balances	income/	yield/	balances	income/	yield/
		expense	rate		expense	rate		expense	rate
Interest-earning assets:
Loans(1)(6)	$2,462,120	$32,339	5.27%	$2,307,899	$28,805	5.06%	$2,198,919	$27,294	4.92%
Securities:
Securities available for sale (6)	1,198,583	7,548	2.53%	1,074,981	6,682	2.52%	942,916	6,224	2.62%
Securities held to maturity (6)	211,535	1,970	3.74%	214,214	2,021	3.83%	216,429	2,255	4.13%
Restricted equity securities	20,619	329	6.40%	18,658	274	5.96%	18,481	265	5.69%
Total Securities	1,430,737	9,847	2.76%	1,307,853	8,977	2.78%	1,177,826	8,744	2.95%
Certificates of deposit at other financial institutions	3,459	19	2.2%	2,814	12	1.73%	2,381	9	1.50%
Fed funds sold and other (2)	150,393	642	1.71%	249,391	942	1.53%	150,627	477	1.26%
Total interest earning assets	4,046,709	42,847	4.25%	3,867,957	38,736	4.06%	3,529,753	36,524	4.11%
Noninterest Earning Assets:
Provision for loan losses	(21,994)			(21,683)			(20,351)
Other assets	144,738			125,590			123,906
Total noninterest earning assets	122,744			103,907			103,555
Total assets	$4,169,453			$3,971,864			$3,633,308
Interest-bearing liabilities:
Interest bearing deposits:
Interest Checking	$861,235	$3,329	1.55%	$918,332	$3,166	1.40%	$603,930	$1,417	0.93%
Money market	772,032	3048	1.58%	744,473	2,600	1.42%	681,950	2,130	1.24%
Savings deposits	47,807	38	0.32%	50,442	38	0.31%	53,121	42	0.31%
Time deposits	1,417,141	6,189	1.75%	1,271,558	4,839	1.54%	1,323,637	4,757	1.43%
Total interest bearing deposits	3,098,215	12,604	1.63%	2,984,805	10,643	1.45	2,662,638	8,346	1.24%
Other interest-bearing liabilities:
FHLB advances	330,758	1,414	1.71%	296,667	1,110	1.52%	290,913	987	1.35%
Federal funds purchased and other (3)	30,750	131	1.71%	31,823	96	1.22%	35,689	98	1.09%
Subordinated notes and other borrowings	58,576	1,082	7.41%	58,532	1,082	7.50%	58,488	1,082	7.34%
Total other interest-bearing liabilities	420,084	2,627	2.51%	387,022	2,288	2.40%	385,090	2,167	2.23%
Total Interest-bearing liabilities	3,518,299	15,231	1.74%	3,371,827	12,931	1.56%	3,047,728	10,513	1.37%
Noninterest bearing liabilities:
Demand deposits	298,125			286,918			268,894
Other liabilities	12,854			13,279			11,839
Total noninterest-bearing liabilities	310,979			300,197			280,733
Total liabilities	3,829,278			3,672,024			3,328,461
Shareholders' equity	340,175			299,840			304,847
Total liabilities and shareholders' equity	$4,169,453			3,971,864			3,633,308
Net interest income		$27,616			$25,805			$26,011
Interest rate spread (4)			2.51%			2.50%			2.74%
Net interest margin (5)			2.74%			2.71%			2.92%
Cost of total deposits			1.49%			1.32%			1.13%
Average interest-earning assets to average interest-bearing liabilities			115.02%			114.71%			115.82%
Tax equivalent adjustment		$711			$689			$1,403
Loan yield components:
Contractual interest rate on loans held for investment (1)		$30,505	4.97%		$27,383	4.81%		$25,777	4.66%
Origination and other loan fee income		1,473	0.24%		1,170	0.21%		1,313	0.22%
Accretion on purchased loans		360	0.06%		252	0.04%		204	0.04%
Nonaccrual interest collections		1	-%		-	-%		-	-%
Total loan yield		$32,339	5.27%		$28,805	5.06%		$27,294	4.92%

(1) Loan balances include both loans held in the Bank's portfolio and mortgage loans held for sale and are net of deferred origination fees and costs.  Non-accrual loans are included in total loan balances.
(2) Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Reserve Bank and the Federal Home loan Bank.
(3) Includes repurchase agreements.
(4) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5) Represents net interest income (annualized) divided by total average earning assets.
(6) Interest income and rates include the effects of a tax equivalent adjustments to adjust tax-exempt interest income on tax exempt loans and investment securities to a fully taxable basis.
(7) Averages balances are average daily balances.

Average Balance, Average Yield Earned and Average Rate Paid (7)
For the Periods Ended
(Unaudited)
(In Thousands, Except %)

	For the Year Ended			For the Year Ended
	December 31, 2018			December 31, 2017
	Average	Interest	Average	Average	Interest	Average
	balances	income/	yield/	balances	income/	yield/
		expense	rate		expense	rate
Interest-earning assets:
Loans(1)(6)	$2,482,353	$131,939	5.32%	$2,031,883	$100,568	4.95%
Securities:
Securities available for sale (6)	1,130,774	29,226	2.58%	987,196	26,182	2.65%
Securities held to maturity (6)	198,147	7,304	3.69%	222,222	9,267	4.17%
Restricted equity securities	20,549	1,250	6.08%	16,498	928	5.62%
Total Securities	1,349,470	37,780	2.80%	1,225,916	36,377	2.97%
Certificates of deposit at other financial institutions	3,128	62	1.98%	2,229	33	1.48%
Fed funds sold and other (2)	160,641	2,861	1.78%	101,292	1,120	1.11%
Total interest earning assets	3,995,592	172,642	4.32%	3,361,320	138,098	4.11%
Noninterest Earning Assets:
Provision for loan losses	(22,596)			(18,729)
Other assets	139,440			103,063
Total noninterest earning assets	116,844			84,334
Total assets	$4,112,436			$3,445,654
Interest-bearing liabilities:
Interest bearing deposits:
Interest Checking	$829,978	$13,466	1.62%	$624,612	$5,003	0.80%
Money market	769,003	13,636	1.77%	627,140	6,542	1.04%
Savings deposits	47,275	141	0.30%	54,952	169	0.31%
Time deposits	1,400,250	26,084	1.86%	1,228,676	15,750	1.28%
Total interest bearing deposits	3,046,506	53,327	1.75%	2,535,380	27,464	1.08%
Other interest-bearing liabilities:
FHLB advances	336,318	6,369	1.89%	254,740	3,215	1.26%
Federal funds purchased and other (3)	23,687	419	1.77%	43,402	407	0.94%
Subordinated notes and other borrowings	58,599	4,328	7.39%	58,421	4,321	7.4%
Total other interest-bearing liabilities	418,604	11,116	2.66%	356,563	7,943	2.23%
Total Interest-bearing liabilities	3,465,110	64,443	1.86%	2,891,943	35,407	1.22%
Noninterest bearing liabilities:
Demand deposits	297,226			252,276
Other liabilities	12,722			10,999
Total noninterest-bearing liabilities	309,948			263,275
Total liabilities	3,775,058			3,155,218
Shareholders' equity	337,378			290,436
Total liabilities and shareholders' equity	$4,112,436			$3,445,654
Net interest income		$108,199			$102,691
Interest rate spread (4)			2.46%			2.89%
Net interest margin (5)			2.71%			3.06%
Cost of total deposits			1.59%			0.99%
Average interest-earning assets to average interest-bearing liabilities			115.31%			116.23%
Tax equivalent adjustment		$2,697			$5,645
Loan yield components:
Contractual interest rate on loans held for investment (1)		$124,524	5.02%		$93,612	4.60%
Origination and other loan fee income		5,653	0.24%		5,732	0.29%
Accretion on purchased loans		1,341	0.05%		1,078	0.05%
Nonaccrual interest collections		278	0.01%		146	0.01%
Total loan yield		$131,796	5.32%		$100,568	4.95%

(1) Loan balances include both loans held in the Bank's portfolio and mortgage loans held for sale and are net of deferred origination fees and costs.  Non-accrual loans are included in total loan balances.
(2) Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Reserve Bank and the Federal Home loan Bank.
(3) Includes repurchase agreements.
(4) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5) Represents net interest income (annualized) divided by total average earning assets.
(6) Interest income and rates include the effects of a tax equivalent adjustments to adjust tax-exempt interest income on tax exempt loans and investment securities to a fully taxable basis.
(7) Averages balances are average daily balances.

Preliminary Capital Ratios
(Unaudited)
(In Thousands, Except %)

Computation of Tangible Common Equity to Tangible Assets:	December 31, 2018	December 31, 2017

Total Shareholders' Equity	$372,740	$304,550
Less:
Goodwill	18,176	9,124
Other intangibles	991	1,057
Tangible Common Equity	$353,573	$294,369

Total Assets	$4,246,389	$3,843,526
Less:
Goodwill	18,176	9,124
Other intangibles	991	1,057
Tangible Assets	$4,227,222	$3,833,345

Preliminary Total Risk-Weighted Assets	$3,011,345	$2,632,854

Total Common Equity to Total Assets	8.8%	7.9%
Tangible Common Equity to Tangible Assets*	8.4%	7.7%

	December 31, 2018	December 31, 2017
Preliminary Regulatory Capital:
Common Equity Tier 1 Capital	$367,096	$299,229
Tier 1 Capital	367,096	299,229
Total Capital	449,325	379,083

Preliminary Regulatory Capital Ratios:
Common Equity Tier 1	12.2%	11.4%
Tier 1 Risk-Based	12.2%	11.4%
Total Risk-Based	14.9%	14.4%
Tier 1 Leverage	8.8%	8.3%

Non-GAAP Reconciliation
For the Years and Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2018					2017	2017
Core net income	Fiscal Year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fiscal Year	Fourth Quarter

Pre-tax net income	$40,433	$3,873	$11,617	$12,432	$12,511	$46,630	$10,590
Non-core items:
Noninterest income
(Gain) / Loss On Sales of Securities	4,160	4,160	-	-	-	-	-
Noninterest expenses
Post employment and retirement expense	3,151	3,151	-	-	-	-	-
Pre tax core net income	$47,744	$11,184	$11,617	$12,432	$12,511	$46,630	$10,590

Core income tax expense	7,788	1,998	1,068	2,263	2,459	13,208	2,874
Core net income	$39,956	$9,186	$10,549	$10,169	$10,052	$33,422	$7,716

Less: earnings attributable to noncontrolling interest	16	8	-	8		16	8
Core net income available to common shareholders	39,940	9,178	10,549	10,161	10,052	33,406	7,708
Less: earnings allocated to participating securities	430	100	190	161	102	261	55
Core net income allocated to common shareholders	39,510	9,078	10,359	10,000	9,950	33,145	7,653
Weighted average common shares outstanding fully diluted	14,556,958	14,821,540	14,903,751	14,814,059	13,672,384	13,677,671	13,780,321

Core diluted earnings per share
Diluted earnings per share	$2.34	$0.25	$0.70	$0.68	$0.73	$2.04	$0.17
Non-core items:
Noninterest income
(Gain) / Loss On Sales of Securities	0.29	0.28	-	-	-	-	-
Noninterest expenses
Accrual for Post Employment Benefits	0.22	0.21	-	-	-	-	-
Add'l earnings available to participative stock grants	-	-	-	-	-	-	(0.01)
Tax effect	(0.14)	(0.13)	-	-	-	0.39	0.40
Core diluted earnings per share	$2.71	$0.61	$0.70	$0.68	$0.73	$2.43	$0.56

Year-to-date average tangible common equity (a)	$325,012					$280,047

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 4Q'18 compensation-related one-time expenses and securities losses.
2017 metrics adjusted for DTA write-down that was recorded in December 2017 related to the change in income tax regulations that resulted from the Tax Cuts and Jobs Act that was passed in late December 2017.
See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures.
(a) - Core net income includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second and fourth quarters of 2018 and the fourth quarter of 2017.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2018				2017
Core efficiency ratio	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Total noninterest expense	$21,689	$18,251	$18,050	$15,488	$15,987
Post employment and retirement expense	(3,151)	-	-	-	-
Core noninterest expense	$18,538	$18,251	$18,050	$15,488	$15,987
Net interest income	$26,921	$26,562	$26,905	$25,116	$24,608
Total noninterest income	(384)	3,442	4,147	3,456	3,264
(Gain) / Loss On Sales of Securities	4,160	-	-	-	-
Core noninterest income	3,776	3,442	4,147	3,456	3,264
Core revenue	$30,697	$30,004	$31,052	$28,572	$27,872
Efficiency ratio (GAAP)(1)	81.7%	60.8%	58.1%	54.2%	57.4%
Core efficiency ratio	60.4%	60.8%	58.1%	54.2%	57.4%

(1) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue

	2018				2017
Tangible assets and equity	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Tangible Assets
Total assets	$4,246,389	$4,167,813	$4,165,238	$4,083,663	$3,843,526
Less goodwill	18,176	18,176	18,176	9,124	9,124
Less intangibles, net	991	1,151	1,323	950	1,057
Tangible assets	$4,227,222	$4,148,486	$4,145,739	$4,073,589	$3,833,345
Tangible Common Equity
Total shareholders' equity	$372,740	$356,074	$348,059	$304,762	$304,550
Less goodwill	18,176	18,176	18,176	9,124	9,124
Less intangibles, net	991	1,151	1,323	950	1,057
Tangible common equity	$353,573	$336,747	$328,560	$294,688	$294,369
Common shares outstanding	14,538,085	14,525,351	14,480,240	13,258,142	13,237,128
Book value per common share	$25.64	$24.51	$24.04	$22.99	$23.01
Tangible book value per common share	$24.32	$23.18	$22.69	$22.23	$22.24
Total shareholders' equity to total assets	8.8%	8.5%	8.4%	7.5%	7.9%
Tangible common equity to tangible assets	8.4%	8.1%	7.9%	7.2%	7.7%

	2018				2017
Return on average tangible common equity	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Total average shareholders' equity	$360,709	$351,293	$340,175	$299,840	$304,847
Less average goodwill	18,176	18,176	18,383	9,124	9,124
Less intangibles, net	1,092	1,257	1,477	1,012	1,123
Average tangible common equity	$341,441	$331,860	$320,315	$289,704	$294,600
Net income available to common shareholders	$3,743	$10,549	$10,161	$10,052	$2,394
Return on average tangible common equity	4.3%	12.6%	12.7%	14.1%	3.2%

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 4Q'18 compensation-related one-time expenses and securities losses.
2017 metrics adjusted for DTA write-down that was recorded in December 2017 related to the change in income tax regulations that resulted from the Tax Cuts and Jobs Act that was passed in late December 2017.
See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2018				2017
Core return on average tangible equity	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Pre-tax net income	$3,873	$11,617	$12,432	$12,511	$10,590
Adjustments:
Add non-core items	7,311	-	-	-	-
Less core income tax expense	1,998	-	-	-	2,874
Core net income (a)	$9,178	$10,549	$10,161	$10,052	$7,708
Core return on average tangible common equity	10.7%	12.6%	12.6%	13.8%	10.4%

	2018				2017
Core return on average assets and equity	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Net income	$3,743	$10,549	$10,161	$10,052	$2,394
Average assets	4,183,703	4,132,501	4,169,453	3,971,864	3,633,308
Average equity	360,709	351,293	340,175	299,840	304,847
Return on average assets	0.36%	1.01%	0.98%	1.03%	0.26%
Return on average equity	4.1%	11.9%	12.0%	13.6%	3.1%
Core net income	9,178	10,549	10,161	10,052	7,708
Core return on average assets	0.87%	1.01%	0.98%	1.03%	0.84%
Core return on average equity	10.1%	11.9%	12.0%	13.6%	10.0%

	2018				2017
Core total revenue	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Net interest income	$26,921	$26,562	$26,905	$25,116	$24,608
Noninterest income	(384)	3,442	4,147	3,456	3,264
Noninterest income adjustment
(Gain) / Loss On Sales of Securities	4,160	-	-	-	-
Core total revenue	$30,697	$30,004	$31,052	$28,572	$27,872

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 4Q'18 compensation-related one-time expenses and securities losses.

2017 metrics adjusted for DTA write-down that was recorded in December 2017 related to the change in income tax regulations that resulted from the Tax Cuts and Jobs Act that was passed in late December 2017.

See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures.

(a) - Core net income includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second and fourth quarters of 2018 and the fourth quarter of 2017.